Exhibit 99.1

Company Contact:
Matthew Beale
Fuel Systems Solutions, Inc.
(714) 656-1300
Investor Relations Contacts:
Lippert / Heilshorn & Associates
Kirsten Chapman/ Cathy Mattison
cmattison@lhai.com
(415) 433-3777

Fuel Systems Solutions, Inc. Announces $30 Million Registered Direct Common Stock Offering
SANTA ANA, Calif., June 23, 2009 — Fuel Systems Solutions, Inc. (NASDAQ: FSYS) has entered into definitive purchase agreements with selected institutional investors to sell 1,500,000 shares of its common stock, par value $0.001 per share, at a price of $20.00 per share in a registered direct offering. The company expects to receive gross proceeds from the offering of approximately $30.0 million, before deducting placement agent’s fees and other offering expenses. The company intends to use the net proceeds from this offering for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or businesses which further its corporate strategy. The offering is expected to close on or about June 26, 2009, subject to customary closing conditions.
The shares of common stock are being offered by the company pursuant to its existing shelf registration statement, which was filed with and declared effective by the Securities and Exchange Commission on June 18, 2009. A prospectus supplement describing the terms of the offering, which forms a part of the effective Registration Statement, will be filed with the Securities and Exchange Commission.
Needham & Company, LLC served as exclusive placement agent for the offering. The shares of common stock may be offered only by means of a prospectus. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering, when available, may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements
This press release contains certain forward-looking statements, including, without limitation, statements concerning the amount of proceeds to be received by the company in the offering, the company’s planned use of proceeds and the expected closing date of the offering, that are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the closing of the offering, the impact of market developments on demand for the company’s products and changes in the company’s operating and strategic plans.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers also should consider the risk factors set forth in the Company’s reports filed with the Securities and Exchange Commission including, but not limited to, those contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2008 and the prospectus relating to the offering. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
About Fuel Systems Solutions
Fuel Systems Solutions, Inc. is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications.
Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration.
The company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com; however, information available on our website is not and shall not be deemed to be a part of this press release.

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